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                                  EXHIBIT 16.1


October 19, 2004


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Ladies and Gentlemen:

     We have read and reviewed Item 4.01 of BBMF Corporation's, a Nevada corporation (the "Company"), Current Report on Form 8-K for the events reported October ____, 2004 and are in agreement with the statements made in Item 4.01 of that report. I have no basis to agree or disagree with other statements of the Company contained therein.



                                               /s/ Chisholm Bierwolf & Nilson
                                           -------------------------------------
                                           Chisholm, Bierwolf & Nilson, LLC
                                           Certified Public Accountant